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Exhibit 5.1

Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP

                                                                                            October 29, 2007

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

  Re:
  The Coca-Cola Company Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to The Coca-Cola Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, $0.25 par value per share ("Common Stock"); (ii) shares of preferred stock, $1.00 par value per share (the "Preferred Stock"), in one or more series; (iii) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, "Debt Securities") in one or more series; (iv) warrants (the "Warrants") to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into between the Company and warrant agents to be named therein (a "Warrant Agent" or "Warrant Agents"); (v) shares of the Preferred Stock represented by depositary shares ("Depositary Shares") evidenced by depositary receipts ("Receipts"), which may be issued pursuant to one or more deposit agreements to be entered into between the Company and a depositary to be named therein (each, a "Deposit Agreement"); (vi) purchase contracts (the "Purchase Contracts") for the purchase or sale of (1) debt or equity securities issued by the Company or by a third party, a basket of such securities, an index or indices of such securities or any combination thereof, (2) currencies or (3) commodities; and (vii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Receipts, or settlement of any Purchase Contracts, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). Any Senior Debt Securities are to be issued under the Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as trustee (the "Trustee"), which is incorporated by reference as an exhibit to the Registration Statement (together with any supplement thereto, the "Senior Indenture"). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and the Trustee, a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the "Subordinated Indenture"). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement relating to the Offered Securities;

  (ii)
  the Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the "Certificate of Incorporation");

  (iii)
  the By-laws of the Company, as currently in effect, and as certified by the Secretary of the Company (the "By-laws");

  (iv)
  the Senior Indenture and the form of senior note included therein;

  (v)
  the form of the Subordinated Indenture and the form of subordinated note included therein;

  (vi)
  certain resolutions adopted on July 19, 2007 by the Board of Directors of the Company (the "Board of Directors") relating to the issuance and sale of the Senior Debt Securities; and

  (vii)
  a specimen certificate representing the Common Stock.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Subordinated Indenture and any supplemental indenture, officers' certificates or board resolution pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, establishing the terms of any Senior Debt Securities or Subordinated Debt Securities, as applicable, will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Subordinated Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities, any Warrant Agreement to be entered into in connection with the issuance of Warrants and the Offered Securities, any Deposit Agreement (as defined below) to be entered into in connection with the issuance of Depositary Shares and any Purchase Contract to be entered into in connection with the issuance of Purchase Contracts, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as

"Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the "Offered Common Stock"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (v) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants or the settlement of any Purchase Contracts), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.25 per share of Common Stock.

2.
With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the "Offered Preferred Stock"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants or the settlement of any Purchase Contracts), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $1.00 per share of Preferred Stock.

3.
With respect to any series of Senior Debt Securities offered by the Company (the "Offered Senior Debt Securities"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Senior Debt Securities and related matters; (v) any supplemental indenture, officers' certificate or board resolution in respect of such Offered Senior Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Senior Debt Securities (including any Senior Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants or the settlement of any Purchase Contracts), when issued and sold in accordance with the Senior Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.
With respect to any series of Subordinated Debt Securities offered by the Company (the "Offered Subordinated Debt Securities"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act and the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Subordinated Debt Securities and related matters; (v) the Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution in respect of such Offered Subordinated Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Subordinated Debt Securities (including any Subordinated Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants or the settlement of any Purchase Contracts), when issued and sold in accordance with the Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

5.
With respect to any Warrants offered by the Company (the "Offered Warrants"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.
With respect to any Depositary Shares representing fractional interests in any series of Preferred Stock offered by the Company (the "Offered Depositary Shares"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law, the consideration to be received therefor and related matters; (v) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (vi) the applicable Deposit Agreement has been duly executed and delivered; (vii) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (viii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

7.
With respect to any Purchase Contracts offered by the Company (the "Offered Purchase Contracts"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Purchase Contracts are to be sold pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the

  Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts and related matters; (v) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the applicable Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                                                                                            Very truly yours,

                                                                                            /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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